SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 4, 2004

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2004, Federated Department Stores, Inc. ("Federated") issued a press release announcing Federated's sales for the fiscal quarter ended October 30, 2004. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated November 4, 2004.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: November 4, 2004	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

FEDERATED'S OCTOBER SAME-STORE SALES UP 4.0%

     CINCINNATI, OHIO, November 4, 2004 - Federated Department Stores, Inc. today reported total sales of $1.098 billion for the four weeks ended October 30, 2004, an increase in total sales of 3.8 percent compared to total sales of $1.057 billion in the same period last year. On a same-store basis, Federated's October sales were up 4.0 percent.

     For the third quarter of 2004, the company's total sales were $3.492 billion, an increase of 0.2 percent compared to total sales of $3.486 billion in the same 13-week period last year. On a same-store basis, Federated's third-quarter sales were up 0.4 percent.

     For the year to date, Federated's sales totaled $10.557 billion, up 3.4 percent from total sales of $10.211 billion in the first 39 weeks of 2003. On a same-store basis, Federated's year-to-date sales also were up 3.4 percent.

     Terry J. Lundgren, Federated's chairman, president and chief executive officer, said the company was pleased with its October sales results, which exceeded prior forecasts of a 2 to 3 percent same-store sales increase. Lundgren attributed Federated's stronger-than-anticipated performance to an improving overall sales trend, as well as a post-hurricane sales rebound in Florida.

Federated also revised its third-quarter earnings guidance to 38-40 cents a share, up from prior guidance of 30-32 cents a share. The company reports its earnings for the third quarter on November 10.

     For the fourth quarter, Federated continues to expect same-store sales to increase 1.5 to 3 percent, with earnings of $2.45 to $2.55 a share. Lundgren said Federated is anticipating that November same-store sales will be flat to up 2 percent, while December will benefit from having two extra pre-Christmas shopping days this year, resulting in an anticipated same-store sales increase of 1 to 3 percent.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.2 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

     NOTE: This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

Additional information on Federated, including past news releases, is available at www.fds.com/pressroom.